Exhibit 99.1

Hudson Global Announces Reverse Stock Split

1-for-10 Reverse Stock Split Effective June 10, 2019 for Trading June 11, 2019

OLD GREENWICH, CT – June 10, 2019 – Hudson Global, Inc. (NASDAQ: HSON) (“Hudson” or the “Company”) today announced a reverse stock split of its outstanding shares of common stock at a ratio of 1-for-10 (the “Reverse Split”) and that it had filed a Certificate of Amendment of the Company’s Amended and Restated Certificate of Incorporation in order to effect the Reverse Split. The Reverse Split will be effective after the market closes on June 10, 2019. Beginning with the opening of trading on Tuesday, June 11, 2019, the Company’s common stock will continue to trade on the Nasdaq Global Select exchange ("Nasdaq") under the symbol "HSON," but will trade on a split-adjusted basis under a new CUSIP number, 443787205. The Certificate of Amendment will also, upon effectiveness on June 10, 2019, reduce the number of authorized shares of common stock under the Company’s Amended and Restated Certificate of Incorporation to 20 million shares authorized (the “Share Reduction”).

The stockholders of the Company approved the Reverse Split and the Share Reduction at the Company’s 2019 Annual Meeting of Stockholders held on May 6, 2019. In connection with approving the Reverse Split, the Company’s stockholders granted authority to the Board of Directors of Hudson (the “Board”) to determine, at its discretion, a ratio within the range of 1-for-5 to 1-for-10, at which to effectuate the Reverse Split. The Reverse Split was approved by the Board on February 25, 2019, and the ratio of 1-for-10 was approved by the Board on May 24, 2019.

As a result of the Reverse Split, every 10 pre-split shares of common stock outstanding will automatically combine into one new share of common stock without any action on the part of the holders and with no change in the par value per share of $0.001. The Reverse Split will proportionately reduce the number of shares of common stock available for issuance under the Company’s equity incentive plans and proportionately reduce the number of shares of common stock issuable upon the exercise of stock options and upon the release of restricted stock units outstanding immediately prior to the effectiveness of the Reverse Split.

The Reverse Split reduces the number of shares of the Company’s outstanding common stock from approximately 29.6 million pre-Reverse Split shares to approximately 3.0 million post-Reverse Split shares. No fractional shares will be issued as a result of the Reverse Split. Owners of fractional shares outstanding after the Reverse Split will receive one full share of post-Reverse Split shares.

Computershare, Inc. (“Computershare”) is acting as the exchange agent for the Reverse Split. Computershare will provide instructions to stockholders regarding the process for exchanging their pre-split stock certificates for post-split stock certificates. Additional information about the Reverse Split can be found in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 8, 2019, as supplemented on April 18, 2019 and April 24, 2019, a copy of which is available at www.sec.gov and on the Company’s website.

About Hudson RPO

Hudson Global, Inc. is a leading total talent solutions provider operating under the brand name Hudson RPO. We deliver innovative, customized recruitment outsourcing and total talent solutions to organizations worldwide. Through our consultative approach, we develop tailored talent solutions designed to meet our clients’ strategic growth initiatives. As a trusted advisor, we meet our commitments, deliver quality and value, and always aim to exceed expectations.

For more information, please visit us at hudsonrpo.com or contact us at ir@hudsonrpo.com.

Forward-Looking Statements

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, Hudson Global’s ability to achieve anticipated benefits from the sales of its recruitment and talent management operations in Europe and Asia Pacific and operate successfully as a company focused on its RPO business; global economic fluctuations; the company’s ability to successfully achieve its strategic initiatives; risks related to fluctuations in the Company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the Company at any time and the impact of any loss of a significant client; competition in the Company's markets; the negative cash flows and operating losses that may recur in the future; risks associated with the company's investment strategy; risks related to international operations, including foreign currency fluctuations; the Company's dependence on key management personnel; the Company's ability to attract and retain highly skilled professionals; the Company's ability to collect accounts receivable; the Company’s ability to maintain costs at an acceptable level; the Company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the Company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives and limits on related insurance coverage; the Company’s ability to utilize net operating loss carry-forwards; volatility of the Company's stock price; the impact of government regulations; restrictions imposed by blocking arrangements; and risks related to potential acquisitions or dispositions of businesses by the Company. Additional information concerning these and other factors is contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.